                                                                    EXHIBIT 10.4











                             OPPENHEIMER GROUP, INC.

                                  $230,000,000

                                 6% Senior Notes

                              Due December 1, 2037

                                  -------------

                                 NOTE AGREEMENT

                          Dated as of November 4, 1997

                                  -------------

                                 NOTE AGREEMENT

               NOTE AGREEMENT, dated as of November 4, 1997, by Oppenheimer Group, Inc., a Delaware corporation ("Company"), for the equal and ratable benefit of the Holders of the Company's 6% Senior Notes due December 1, 2037 ("Notes"):

               WHEREAS, the Board of Directors of the Company has determined to effect a redemption of the outstanding shares of the Class C Common Stock, par value $0.01 per share ("Class C Common Stock"), and the Class D Common Stock, par value $0.01 per share ("Class D Common Stock");

               WHEREAS, the amended and restated certificate of incorporation of the Company provides that upon such redemption, the holders of the Class C Common Stock and Class D Common Stock are to receive, among other things, the Notes;

               NOW THEREFORE, the Company agrees as follows:



                                   ARTICLE 1.
                                   DEFINITIONS

Section 1.01.  Definitions.

               "Affiliate" of a Person means any Person directly or indirectly controlling, controlled by or under common control with such Person. As used in this definition of Affiliate, the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

               "Bankruptcy Law" means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

               "Board of Directors" means the Board of Directors of the Company or any authorized committee of the Board.

               "Business Day" means any day other than a Legal Holiday.

               "Certificate" means that certain Certificate of Long-Term Indemnity Indebtedness dated November 4, 1997 issued by the Company.

               "Class C Units" means the Class C units of limited partner interest of PIMCO Advisors to be issued to Opfin pursuant to the Contribution Agreement.




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               "Company" has the meaning set forth in the first paragraph of this Agreement.

               "Contribution Agreement" means that certain Contribution Agreement dated November 4, 1997 among the Company, Opfin, PIMCO Advisors and Value Advisors.

               "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

               "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

               "Equity Security" means a share of capital stock, a partnership or limited liability company interest, or other equity interest, or any security convertible or exchangeable, with or without consideration, into any such security or interest, or carrying any warrant, option or right to subscribe to or purchase any such security or interest or any such convertible or exchangeable security, or any such warrant, option or right.

               "Holder" means a Person in whose name a Note is registered.

               "Indebtedness" means with respect to any Person, (i) any liability, contingent or otherwise, of such Person (A) for borrowed money (whether or not recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), (B) evidenced by a note, debenture or similar instrument (including a purchase money obligation) given in connection with the acquisition of any property or assets, (C) for any letter of credit or performance bond in favor of such Person, or (D) for the payment of money relating to a capitalized lease obligation; (ii) any liability of any other Person of the kind described in the preceding clause (i), which such Person has guaranteed or which is otherwise its legal liability, contingent or otherwise;
(iii) any obligation secured by a lien to which the property or assets of such Person are subject, whether or not the obligations secured thereby shall have been assumed by or shall otherwise be such Person's legal liability; (iv) all other items, which in accordance with generally accepted accounting principles, would be included as a liability on the balance sheet of such Person on the date of determination; and (v) any and all deferrals, renewals, extensions or refinancing of, or amendments, modifications or supplements to, any liability of the kind described in any of the preceding clauses (i), (ii), (iii) or (iv).

               "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions in The City of New York or at a place of payment are authorized or obligated by law, regulation or executive order to remain closed.

                "Merger Agreement" means that certain Agreement and Plan of Merger, dated November 4, 1997 (the "Merger Agreement"), by and among the Company, Opfin, PIMCO Advisors, PIMCO Advisors Transitory Merger LLC, a Delaware limited liability company, the Seller Trust, under Declaration of Trust dated July 22, 1997, as amended, and the Indemnity Trust, under Declaration of Trust dated July 22, 1997, as amended.

               "Note Agreement" means this Note Agreement as amended from time to time.




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               "Notes" has the meaning set forth in the first paragraph of this
Note Agreement.

               "Officers" means the President, the Treasurer, any Assistant Treasurer, Controller, Secretary or any Vice-President of the Company or any other obligor upon the Notes.

               "Opfin" means Oppenheimer Financial Corp., a Delaware corporation, a wholly owned subsidiary of the Company.

               "Person" means any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

               "PIMCO Advisors" means PIMCO Advisors L.P., a Delaware limited partnership.

               "principal" of a debt security means the principal of the security plus the premium, if any, on the security.

               "SEC" means the Securities and Exchange Commission.

               "Securities Act" means the Securities Act of 1933, as amended.

               "Subsidiary" has the meaning set forth in Regulation S-X promulgated under the Securities Act.

               "Value Advisors" means Value Advisors LLC, a Delaware limited liability company.

                                   ARTICLE 2.
                                   THE NOTES

Section 2.01.  Form and Dating.

               The Notes shall be substantially in the form of Exhibit A, which is part of this Note Agreement. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note shall be dated the date of its issuance.

Section 2.02.  Execution and Authentication.

               Two Officers shall sign the Notes for the Company by manual or facsimile signature. The Company's seal shall be reproduced on the Notes.

Section 2.03.  Registrar and Paying Agent.

               The Company shall act as paying agent and registrar of the Notes. The Company (or any other obligor upon the Notes) shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as paying agent. The Company shall preserve in as




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current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders.

Section 2.04.  Transfer and Exchange.

               (a) The issuance of the Notes has not been registered under the Securities Act and will be offered pursuant to an exemption thereunder. A Holder may not transfer any Notes unless such sale or transfer is (i) registered under the Securities Act or (ii) exempt from registration thereunder and the Company is presented with (A) an opinion of counsel, reasonably satisfactory to the Company, that registration is not required and (B) the following representations in writing by the transferee:

                      (1) The transferee is acquiring the Notes for its own account for investment and not on behalf of or for the benefit of any other Person, and not with a view to, or for offer or sale in connection with, any distribution thereof (within the meaning of the Securities Act) that would violate the Securities Act.

                      (2) The transferee understands that the issuance of the Notes has not been registered under the Securities Act and that the Notes were offered pursuant to an exemption thereunder. The transferee will not sell or transfer the Notes except in compliance with this Section 2.04.

                      (3) The transferee understands that the Notes to be issued upon transfer or exchange will bear the following legend: "The securities evidenced or constituted hereby have been acquired for investment and have not been registered under the Securities Act of 1933, as amended. Such securities may not be sold, transferred, pledged or hypothecated unless the registration provisions of said Act have been complied with or unless the Company has received an opinion of counsel reasonably satisfactory to the Company that such registration is not required."

                      (4) The transferee acknowledges that (i) it has been given access to and reviewed such documents and information (including publicly filed reports) regarding the Company as it has deemed appropriate, and (ii) it has been given the opportunity to ask questions of and to obtain documents from the representatives of the Company regarding the operations of the Company and the terms and conditions of the issuance of such securities and the merits and risks of acquiring the same, and all such questions and documents have been answered and provided to the transferee's full satisfaction.

               (b) Where Notes are presented to the Company with a request to register, transfer or exchange them for an equal principal amount of Notes of other denominations, the Company shall register the transfer or make the exchange if its reasonable requirements for such transactions are met; provided, however, that (i) any Note presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Company duly executed by the Holder or his attorney duly authorized in writing and (ii) the opinions and representations described above, if applicable, have been provided to the Company.




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               (c) No service charge shall be made for any registration of transfer or exchange (except as otherwise expressly permitted herein), but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than such transfer tax or similar governmental charge payable upon exchanges pursuant to
Section 7.04).

Section 2.05.  Replacement Notes.

               If any mutilated Note is surrendered, or the Company receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Company shall issue a replacement Note. If required by the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Company to protect the Company from any loss which it may suffer if a Note is replaced. The Company may charge for its expenses in replacing a Note. Every replacement Note is an additional obligation of the Company.

Section 2.06.  Outstanding Notes.

               The Notes outstanding at any time are all the Notes issued by the Company except for those canceled by it, those delivered to it for cancellation and those described in this Section as not outstanding. If a Note is replaced pursuant to Section 2.05, it ceases to be outstanding unless the Company receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser. If the principal amount of any Note is paid in full, it ceases to be outstanding and interest on it ceases to accrue. A Note does not cease to be outstanding because the Company or an Affiliate holds the Note.

Section 2.07.  Notes Held by the Company and its Affiliates.

               In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, unless all of the Notes are owned by the PIMCO Advisors or the Company, Notes owned by the Company, any other obligor upon the Notes or their respective Affiliates shall be deemed to be not outstanding.

Section 2.08.  Cancellation.

               The Company shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation. The Company may not issue new Notes to replace Notes that it has paid in full or that have been canceled.



                                   ARTICLE 3.
                                   COVENANTS

Section 3.01.  Payment of Principal and Interest.

               The Company shall pay the principal of and interest on the Notes on the dates and in the manner provided in the Notes.




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Section 3.02.  Limitations on Business Activities .

               From and after the contribution contemplated by Section 1 of the Contribution Agreement, the Company and its Subsidiaries shall not engage in any business other than (i) directly or indirectly holding the Class C Units, (ii) discharging their obligations under or in connection with this Note Agreement, the Notes, the Certificate, the Merger Agreement, the Contribution Agreement and any Indebtedness of the Company to PIMCO Advisors, and (iii) their respective governance and existence.

Section 3.03.  Limitation on Restricted Payments and Indebtedness.

               From and after the completion of the contribution contemplated by
Section 1 of the Contribution Agreement, the Company will not, and will not permit any Subsidiary to, directly or indirectly:

               (a) declare or pay any dividend or make any distribution with respect to the Company's capital stock, or purchase, redeem or otherwise acquire or retire for value any Equity Security of the Company or any Affiliate of the Company other than PIMCO Advisors or a wholly-owned subsidiary of the Company, if at the time such dividend or distribution is declared, or such purchase, redemption, acquisition or retirement is effected (i) there is any unpaid principal or interest under the Notes, or (ii) a Default or Event of Default shall have occurred and be continuing or shall occur as a consequence thereof; or

               (b) create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness other than Indebtedness subordinated to the Notes and the Certificate as provided in
Section 4(d) of the Contribution Agreement.

Section 3.04.  Corporate Existence.

               The Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, will not consolidate with, merge with or into, or sell or transfer all or substantially all of its assets to, any other Person, and will continue to maintain Opfin as a wholly-owned Subsidiary; provided, however, that the Company may cause Opfin to merge with or liquidate into the Company.

Section 3.05.  Negative Pledge.

               The Company will not, and will not permit Opfin to, sell, assign, transfer or otherwise dispose of, or pledge or otherwise encumber, any of the Class C Units except as contemplated by the Contribution Agreement.

Section 3.06.  No Amendment of Contribution Agreement.

               The Company will not consent to any amendment of Section 3(b) or 4(d) of the Contribution Agreement without the consent of holders of at least a majority in principal amount of the then outstanding Notes.




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                                   ARTICLE 4.
                                    [OMITTED]

                                   ARTICLE 5.
                              DEFAULTS AND REMEDIES

Section 5.01.  Events of Default.

               An "Event of Default" occurs if:

               (1) the Company defaults in the payment of interest on any Note when the same becomes due and payable and the Default continues for a period of 15 days;

               (2) the Company defaults in the payment of the principal of any Note when the same becomes due and payable at maturity;

               (3) the Company fails to observe or perform any other covenant, condition or agreement on the part of the Company to be observed or performed pursuant to the Notes or this Note Agreement and such failure continues uncured for the period and after the written notice to the Company specified below;

               (4) the Company or Opfin pursuant to or within the meaning of any Bankruptcy Law: (a) commences a voluntary case, (b) consents to the entry of an order for relief against it in an involuntary case, (c) consents to the appointment of a Custodian of it or for all or substantially all of its property, (d) makes a general assignment for the benefit of its creditors, or (e) generally is not paying its debts as the same become due; or

               (5) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that: (a) is for relief against the Company or Opfin in an involuntary case, (b) appoints a Custodian of the Company or Opfin or for all or substantially all of the property of the Company or Opfin, or (c) orders the liquidation of the Company or any Opfin, and such order or decree remains unstayed and in effect for 60 days.

               Any Event of Default shall not be deemed to have occurred under clause (3) above until the Company shall have received written notice from any of the Holders. A Default under clause (3) is not an Event of Default until the Holders of at least 25% in principal amount of the then outstanding Notes notify the Company of the Default and the Company does not cure the Default within 30 days after receipt of the notice. The notice must specify the Default, demand that it be remedied and state that the notice is a "Notice of Default."

Section 5.02.  Acceleration.

               If an Event of Default (other than an Event of Default specified in clauses (4) and (5) of Section 5.01) occurs and is continuing, the Holders of at least 25% in principal amount of the then outstanding Notes, by written notice to the Company, may declare the unpaid principal of and any accrued interest on all the Notes to be due and payable. Upon such declaration the




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principal and interest shall be due and payable immediately. If an Event of
Default specified in clause (4) or (5) of Section 5.01 occurs, such an amount shall ipso facto become and be immediately due and payable without any declaration or other act on the part of any Holder. The Holders of a majority in principal amount of the then outstanding Notes by written notice to the Company may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal or interest that has become due solely because of the acceleration) have been cured or waived.

Section 5.03.  Waiver of Past Defaults.

               The Holders of a majority in principal amount of the then outstanding Notes by notice to the Company may waive an existing Default or Event of Default and its consequences except a continuing Default or Event of Default in the payment of the principal of or interest on any Note. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Note Agreement; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 5.04.  Control by Majority.

               The Holders of a majority in principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Holders.

Section 5.05.  Rights of Holders to Receive Payment.

               Notwithstanding any other provision of this Note Agreement, the right of any Holder of a Note to receive payment of principal and interest on the Note, on or after the respective due dates expressed in the Note, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holder.

Section 5.06.  Undertaking for Costs.

               In any suit for the enforcement of any right or remedy under this Note Agreement, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by a Holder pursuant to Section 5.05, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.




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                                   ARTICLE 6.
                                   TERMINATION

Section 6.01.  Termination of Company's Obligations.

               This Note Agreement shall cease to be of further effect when all outstanding Notes theretofore issued have been delivered (other than destroyed, lost or stolen Notes which have been replaced or paid) to the Company for cancellation and the Company has paid all sums payable hereunder.



                                   ARTICLE 7.
                                   AMENDMENTS

Section 7.01.  Without Consent of Holders.

               This Note Agreement is made by the Company for the benefit of the Holders of the Notes. The Company may amend this Note Agreement or the Notes without the consent of any Holder:

               (1) to cure any ambiguity, defect or inconsistency;

               (2) to provide for uncertificated Notes in addition to certificated Notes; or

               (3) to make any change that does not adversely affect the legal rights hereunder of any Holder.

               The Company may execute any Supplemental Note Agreement authorized or permitted by the terms of this Note Agreement and make any further appropriate agreements and stipulations which may be therein contained.

Section 7.02.  With Consent of Holders.

               The Company may amend this Note Agreement or the Notes with the written consent of the Holders of at least a majority in principal amount of the then outstanding Notes. The Holders of a majority in principal amount of the Notes then outstanding may waive compliance in a particular instance by the Company with any provision of this Note Agreement or the Notes.

               It shall not be necessary for the consent of the Holders under this Section 7.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

               After an amendment or waiver under this Section becomes effective, the Company shall mail to the Holders of each Note affected thereby a notice briefly describing the amendment or waiver. Any failure of the Company to mail such notice, or any defect therein,




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shall not, however, in any way impair or affect the validity of any such
Supplemental Note Agreement.

               Without the consent of each Holder affected, an amendment or waiver under this Section may not:

               (1) reduce the principal amount of Notes whose Holders must consent to an amendment or waiver;

               (2) reduce the rate of or change the time for payment of interest on any Note;

               (3) reduce the principal of or change the fixed maturity of any Note;

               (4) make any Note payable in money other than that stated in the Note;

               (5) make any change in Section 5.03 or 5.05 or in this sentence of this Section 7.02;

               (6) waive a Default in the payment of principal of or interest on, or redemption payment with respect to, any Note or an Event of Default under clause (4) or (5) of Section 5.01.

Section 7.03.  Revocation and Effect of Consents.

               Until an amendment or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder or subsequent Holder may revoke the consent as to his Note or portion of a Note if the Company receives written notice of revocation from the Holder or subsequent Holder with respect to all or a portion of the principal amount of the Note before the date the amendment or waiver becomes effective. An amendment or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

Section 7.04.  Notation on or Exchange of Notes.

               The Company in exchange for all Notes may issue new Notes that reflect the amendment or waiver.

                                   ARTICLE 8.
                                 MISCELLANEOUS

Section 8.01.  Notices.

               Any notice or communication to the Company is duly given if in writing and delivered in person or mailed by first-class mail (registered or certified, return receipt requested), telex, telecopier or overnight air courier guaranteeing next day delivery, to:




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                             Oppenheimer Group, Inc.
                             c/o PIMCO Advisors L.P.
                             800 Newport Center Drive
                             Newport Beach, CA  92660
                             Attention: General Counsel
                             Telecopier No.: (714) 717-7076

               The Company or any other obligor upon the Notes, by notice to the Holders, may designate additional or different addresses for subsequent notices or communications.

               All notices and communications to the Company shall be deemed to have been duly given at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

               Any notice or communication to a Holder shall be mailed by first-class mail, certified or registered, return receipt requested, to his address shown on the register kept by the registrar of the Notes. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

               If a notice or communication to a Holder is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

Section 8.02.  Limited Recourse; No Recourse Against Others.

               The Notes shall be limited in recourse solely to the assets of the Company. A director, officer, employee or stockholder of the Company, as such, shall not have any liability for any obligations of the Company under the Notes or this Note Agreement or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability.

Section 8.03.  Governing Law.

               The laws of the State of New York shall govern and be used to construe this Note Agreement and the Notes.

Section 8.04.  Successors.

               All agreements of the Company in this Note Agreement and the Notes shall bind its successor.

Section 8.05.  Severability.

               In case any provision in this Note Agreement or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.




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Section 8.06.  Table of Contents, Headings, etc.

               The Table of Contents, and Headings of the Articles and Sections of this Note Agreement have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.






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                                   SIGNATURES


Dated as of November 4, 1997                OPPENHEIMER GROUP, INC.


                                            By    /s/ ROGER W. EINIGER
                                                  ---------------------------
                                            Name: Roger W. Einiger
                                            Title: Executive Vice President
Attest:



[SIG]
---------------------------
                                            (SEAL)







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                                    EXHIBIT A



    THE SECURITIES EVIDENCED OR CONSTITUTED HEREBY HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. SUCH SECURITIES MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS THE REGISTRATION PROVISIONS OF SAID ACT HAVE BEEN COMPLIED WITH OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.


                                 6% SENIOR NOTE
                              DUE DECEMBER 1, 2037

                                                                 No. $__________

                             OPPENHEIMER GROUP, INC.

promises to pay to


or registered assigns,

the principal sum of


Dollars on December 1, 2037

Interest Payment Dates:  March 1, June 1, September 1, December 1

Record Dates:  February 15, May 15, August 15, November 15


                                            Dated:  November 4, 1997

                                            OPPENHEIMER GROUP, INC.

                                            By _________________________________

                                            By _________________________________

                                            (SEAL)

                                 6% SENIOR NOTE
                              DUE DECEMBER 1, 2037


               1. Interest. Oppenheimer Group, Inc., a Delaware corporation (the "Company"), promises to pay interest on the principal amount of this Note at the rate per annum shown above from the date this Note is issued until maturity. The Company will pay interest quarterly on the interest payment dates referred to on the face hereof. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided, that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding interest payment date, interest shall accrue from such next succeeding interest payment date; provided further, that the first interest payment date shall be December 1, 1997. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

               2. Method of Payment. The Company will pay interest on the Notes to the Persons who are registered Holders of Notes ("Holders" and each a "Holder") at the close of business on the record date next preceding the interest payment date, even if such Notes are canceled after such record date and on or before such interest payment date. The Holder must surrender this Note to the Company to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. The Company, however, may pay interest and principal by check payable in such money, and may mail interest checks to a Holder's registered address.

               3. Paying Agent and Registrar. The Company will act as paying agent and registrar of the Notes.

               4. Note Agreement. The Company issued the Notes under a Note Agreement dated as of November 4, 1997 ("Note Agreement") entered into by the Company for the benefit of the Holders. The terms of the Notes include those stated in the Note Agreement. The Notes are subject to all such terms, and Holders are referred to the Note Agreement for a statement of such terms. The Notes are general obligations of the Company limited to $230,000,000 in aggregate principal amount.

               5. Denominations, Transfer, Exchange. The Notes are in registered form without coupons. The transfer of Notes may be registered and Notes may be exchanged as provided in the Note Agreement. The Company may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Note Agreement. The Notes are subject to restrictions on transfer as provided in the Note Agreement.

               6. Persons Deemed Owners. The registered holder of a Note shall be treated as its owner for all purposes.




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               7. Amendments and Waivers. Subject to certain exceptions, the
Note Agreement or the Notes may be amended with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes (other than Notes held by the Company and its Affiliates unless the Company and its Affiliates hold all of the Notes), and any existing default (except a payment default) may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (other than Notes held by the Company and its Affiliates). Without the consent of any Holder, the Note Agreement or the Notes may be amended to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to certificated Notes, or to make any change that does not adversely affect the rights of any Holder.

               8. Defaults and Remedies. Events of Default include: default in payment of interest on the Notes for 15 days; default in payment of principal on the Notes; failure by the Company to comply with any of its other agreements in the Note Agreement or the Notes (in some cases, for 30 days after notice); and certain events of bankruptcy or insolvency. If an Event of Default occurs and is continuing, the Holders of at least 25% in principal amount of the then outstanding Notes (other than Notes held by the Company and its Affiliates) may declare all the Notes to be due and payable immediately, except that in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Notes become due and payable immediately without further action or notice.

               9. Limited Recourse; No Recourse Against Others. The Notes shall be limited in recourse solely to the assets of the Company. A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Notes or the Note Agreement or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

               10. Exchange Right. The Holder of this Note is entitled to the benefits accorded by that certain Exchange Right dated November 4, 1997.

               11. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

               The Company will furnish to any Holder upon written request and without charge a copy of the Note Agreement. Requests may be made to:

                      Oppenheimer Group, Inc.
                      c/o PIMCO Advisors L.P.
                      800 Newport Center Drive
                      Newport Beach, California 92660
                      Attention: General Counsel





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